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                                                                      EXHIBIT 21
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                            NVR, INC. SUBSIDIARIES

                                             STATE OF
                                             --------
                                             INCORPORATION OR
                                             ----------------
NAME OF SUBSIDIARY                           ORGANIZATION
------------------                           ------------

NVR Homes, Inc.                              Virginia
NVR Financial Services, Inc.                 Pennsylvania
NVR Mortgage Finance, Inc.                   Virginia
NVR Settlement Services, Inc.                Pennsylvania
Ryan Mortgage Acceptance Corporation IV      Delaware
RVN, Inc.                                    Delaware
Fox Ridge Homes, Inc.                        Tennessee

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